Exhibit 99.1

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued on next page)

The information presented below is intended solely to show the attribution of assets, liabilities, revenue, and expenses to the Class V Group in accordance with the Tracking Stock Policy of Dell Technologies Inc. ("Dell Technologies" or the "Company"), a copy of which is filed as Exhibit 99.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017. The individual income and expense line item amounts reflected in the column for VMware, Inc. ("VMware") are for informational purposes and do not represent actual income and expenses of the Class V Group. The Class V stockholders do not have any special rights related to, direct ownership interest in, or recourse against the assets and liabilities attributed to the Class V Group. Holders of the DHI Group Common Stock and the Class V Common Stock are stockholders of the Company and subject to all risks associated with an investment in the Company and all of its businesses, assets, and liabilities. This financial information could change in the future based on allocations or reallocations of assets and liabilities to the Class V Group.

	Three Months Ended
	May 4, 2018
	VMware Reportable Segment	Adjustments and Eliminations (a)	VMware
	(in millions)
Net revenue	$2,028	$(20)	$2,008
Cost of net revenue	252	44	296
Gross margin	1,776	(64)	1,712
Operating expenses:
Selling, general, and administrative	792	85	877
Research and development	371	82	453
Total operating expenses	1,163	167	1,330
Operating income (loss)	$613	$(231)	382
Interest and other income (expense), net attributable to VMware			793
Income before income taxes attributable to VMware			1,175
Income tax provision attributable to VMware			233
Net income attributable to VMware			$942
____________________

(a)
Adjustments and eliminations primarily consist of intercompany sales and allocated expenses, as well as expenses that are excluded from the VMware reportable segment, such as amortization of intangible assets, stock-based compensation expense, severance, and integration and acquisition-related costs.

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued on next page)

Reconciliation of net income attributable to VMware to Class V Common Stock economic interest in Class V Group:

Three Months Ended
May 4, 2018
(in millions)
Net income attributable to VMware	$942
Less: Net income attributable to non-controlling interests	(173)
Net income attributable to Class V Group	769
Less: DHI Group's 38.90% weighted average retained interest in Class V Group	(299)
Class V Common Stock economic interest in Class V Group	$470

Reconciliation of VMware total net assets to Class V Common Stock economic interest in Class V Group:

VMware
May 4, 2018
(in millions)
VMware balance sheet information
Total assets (1)(2)	$22,088
Total liabilities (1)(2)	12,428
VMware total net assets	$9,660

Class V Group
May 4, 2018
(in millions)
VMware total net assets	$9,660
Less: Net assets attributable to non-controlling interests (3)	(1,801)
Net assets attributable to Class V Group	7,859
Less: DHI Group's 38.90% retained interest in Class V Group	(3,057)
Class V Common Stock economic interest in Class V Group	$4,802

Inter-group assets (4)	$—
Inter-group liabilities (4)	$—
____________________

(1)	Represents VMware's unadjusted assets and liabilities as of May 4, 2018 as consolidated into the Company's Consolidated Statements of Financial Position.

(2)	As determined by Dell Technologies' board of directors, the Company has not allocated any assets or liabilities between the DHI Group and the Class V Group.

(3)	Reflects the impact of non-controlling interests on net assets attributable to the Company, which had an ownership interest of 81.4% of VMware’s outstanding shares of common stock as of May 4, 2018.

(4)
Represents inter-group assets/liabilities between the Class V Group and the DHI Group in accordance with the Tracking Stock Policy. The Tracking Stock Policy states that any ordinary course commercial inter-group transactions are intended, to the extent practicable, to be on terms consistent with terms that would be applicable to arm's-length dealings with unrelated third parties.

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued on next page)

The adoption of the new revenue accounting standard during the three months ended May 4, 2018 impacted the previously reported results of the VMware reportable segment and the standalone results of VMware, Inc. Presented below is the Unaudited Attributed Financial Information for Class V Group for the three months ended May 5, 2017 and as of February 2, 2018 that has been recast to reflect the impact of the new accounting standard.

	Three Months Ended
	May 5, 2017
	VMware Reportable Segment	Adjustments and Eliminations (a)	VMware
	(in millions)
Net revenue	$1,818	$(53)	$1,765
Cost of net revenue	238	51	289
Gross margin	1,580	(104)	1,476
Operating expenses:
Selling, general, and administrative	631	163	794
Research and development	338	83	421
Total operating expenses	969	246	1,215
Operating income (loss)	$611	$(350)	261
Interest and other income (expense), net attributable to VMware			20
Income before income taxes attributable to VMware			281
Income tax provision attributable to VMware			36
Net income attributable to VMware			$245
____________________

(a)
Adjustments and eliminations primarily consist of intercompany sales and allocated expenses, as well as expenses that are excluded from the VMware reportable segment, such as amortization of intangible assets, stock-based compensation expense, severance, and integration and acquisition-related costs.

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued)

Reconciliation of net income attributable to VMware to Class V Common Stock economic interest in Class V Group:

Three Months Ended
May 5, 2017
(in millions)
Net income attributable to VMware	$245
Less: Net income attributable to non-controlling interests	(43)
Net income attributable to Class V Group	202
Less: DHI Group's 38.01% weighted average retained interest in Class V Group	(77)
Class V Common Stock economic interest in Class V Group	$125

Reconciliation of VMware total net assets to Class V Common Stock economic interest in Class V Group:

VMware
February 2, 2018
(in millions)
VMware balance sheet information
Total assets (1)(2)	$21,206
Total liabilities (1)(2)	12,582
VMware total net assets	$8,624

Class V Group
February 2, 2018
(in millions)
VMware total net assets	$8,624
Less: Net assets attributable to non-controlling interests (3)	(1,561)
Net assets attributable to Class V Group	7,063
Less: DHI Group's 38.90% retained interest in Class V Group	(2,748)
Class V Common Stock economic interest in Class V Group	$4,315

Inter-group assets (4)	$—
Inter-group liabilities (4)	$—
____________________

(1)	Represents VMware's unadjusted assets and liabilities as of February 2, 2018 as consolidated into the Company's Consolidated Statements of Financial Position.

(2)	As determined by Dell Technologies' board of directors, the Company has not allocated any assets or liabilities between the DHI Group and the Class V Group.

(3)
Reflects the impact of non-controlling interests on net assets attributable to the Company, which had an ownership interest of 81.9% of VMware’s outstanding shares of common stock as of February 2, 2018.

(4)
Represents inter-group assets/liabilities between the Class V Group and the DHI Group in accordance with the Tracking Stock Policy. The Tracking Stock Policy states that any ordinary course commercial inter-group transactions are intended, to the extent practicable, to be on terms consistent with terms that would be applicable to arm's-length dealings with unrelated third parties.

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